Exhibit 99.1

Contact:
Nadine Padilla
VP, Corporate & Investor Relations
858-805-2820
npadilla@biosite.com

January 30, 2007

BIOSITE INCORPORATED ANNOUNCES 2006

FOURTH QUARTER AND ANNUAL RESULTS

SAN DIEGO – Biosite Incorporated (Nasdaq:BSTE) today reported financial results for the fourth quarter and full year 2006 and discussed its revenue and earnings per share guidance for 2007. The Company also provided an update on clinical trials for several potential new products.

Key Financial Results

•      Revenues for the fourth quarter of 2006 totaled $76.9 million, a 6 percent increase from $72.4 million in the comparable period of 2005. Year-over-year sales of Triage® BNP Test products, which represented 63 percent of total product sales, increased 2 percent in the quarter. Sales of Biosite’s other cardiovascular products increased 31 percent. Combined sales from physician office and international markets increased 29 percent over the fourth quarter of 2005.

•      For the fourth quarter of 2006, GAAP diluted earnings per share was $0.60 and Non-GAAP diluted earnings per share was $0.85. By comparison, in the fourth quarter of 2005 the Company’s diluted earnings per share was $0.73.

Non-GAAP results exclude the impact of FAS 123R, Share-Based Payment, which relates to the expensing of non-cash stock-based compensation, such as stock options and the Company’s Employee Stock Purchase Program awards. The Company adopted FAS 123R as of January 1, 2006 on a modified prospective basis. See the tables included at the end of this release for a reconciliation of Non-GAAP financial results to GAAP financial results. See also, “About Non-GAAP Financial Measures” below.

The Company also noted that 2006 fourth quarter earnings were favorably affected by the resolution of certain tax contingencies amounting to $0.06 per diluted share following the recent completion of a California Franchise Tax Board audit of certain of the Company’s prior years’ returns.

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•      GAAP operating income for the fourth quarter of 2006 was $15.0 million and Non-GAAP operating income was $21.1 million. In the comparable period of 2005, operating income was $20.3 million.

•      Cash generated from operations was $8.3 million in the fourth quarter of 2006 and $75.1 million for the year.

•      For the year ended December 31, 2006, total revenues were $308.6 million, a 7 percent increase from $287.7 million in 2005. GAAP diluted earnings per share was $2.20 for the year and Non-GAAP diluted earnings per share was $3.21, compared with diluted earnings per share of $2.92 in 2005.

•      As a result of the Company’s previously announced $100 million accelerated stock buyback program, the Company repurchased and retired 1.9 million of its outstanding shares of common stock in the fourth quarter. For the year ended December 31, 2006, Biosite repurchased and retired approximately 2.5 million shares of common stock at a cost of $130 million. As of December 31, 2006, the Company’s cash balance was approximately $64.2 million.

Following are financial highlights pertaining to revenues and cash flow for the three and 12 months ended December 31, 2006 and 2005:

($ in 000’s)

	Three months ended			Twelve months ended
	12/31/06	12/31/05	Change	12/31/06	12/31/05	Change
Triage BNP Test sales	$47,620	$46,893	2%	$196,393	$189,614	4%
Other cardiovascular product sales	15,226	11,598	31%	54,877	39,559	39%
Other product sales	12,775	12,999	(2)%	51,991	53,599	(3)%
Total product sales	75,621	71,490	6%	303,261	282,772	7%
Total revenues	76,851	72,421	6%	308,592	287,699	7%

Cash flow from operations	$8,280	$12,202	(32)%	$75,089	$91,543	(18)%
Cash used for stock repurchases	$100,000	—		$130,000	—

	12/31/06	12/31/05	Change
Cash and marketable securities balance	$64,229	$132,412	(51)%

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 “We exited 2006 with a strong cardiovascular franchise and healthy margins that we will work to maintain in 2007,”said Kim Blickenstaff, Biosite’s chairman and chief executive officer. “Additionally, our investments in the physician office and international markets are producing results and we will continue to expand with the aim of increasing our presence in both of these areas in 2007.”

Financial Guidance Update

Commenting on expectations for 2007, Biosite management maintained its 2007 total revenue target of $326 million, a 6 percent increase over 2006. The Company also said its 2007 GAAP diluted earnings per share target is $2.33, a 6 percent increase over 2006. The 2007 diluted earnings per share target includes an estimated $20.0 million of stock-based compensation expense and $6.0 million of tax benefits associated with the compensation expense, compared to $24.9 million and $7.2 million, respectively in 2006.

See the Biosite Incorporated Guidance Data table included at the end of this release for additional details regarding the Company’s financial guidance data.

Research and Development

In the area of research and development, Biosite announced that it has received clearance from the U.S. Food and Drug Administration (FDA) for its Protein C test. As reported last year, the Company expects this test to be used in a clinical trial undertaken by Eli Lilly and Company that will employ a tailored therapy strategy for Lilly’s sepsis drug Xigris®.

Biosite also reported that it will allow its pending Premarket Notification 510(k) FDA submission for its myeloperoxidase (MPO) test to expire. The Company filed the submission in December of 2005 and has been attempting to resolve questions concerning data poolability among four clinical sample banks previously collected that were used in support of the submission.

“At this time, we believe that continuing to pursue the current 510(k) submission using data from past studies is not in the best interest of the Company,” said Ken Buechler, Ph.D., Biosite’s president and chief scientific officer. “We are already well underway with studies aimed at providing data intended to support a submission and expect to file a new Premarket Notification 510(k) submission for the prognostic use of MPO within the next several months.”

The Company also reported commencement of the MIDAS (Myeloperoxidase and Multimarkers in the Diagnosis of ACS) trial in the fourth quarter of 2006. The MIDAS trial is, in part, intended to generate data to support regulatory submissions for an MPO test and for the Triage CardioProfilER® Panel with MPO featuring the MultiMarker IndexTM Value.

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During the fourth quarter of 2006, Biosite completed product design and optimization of the Triage Sepsis Panel. The product combines three biomarkers, which Biosite’s discovery program has shown to be potentially useful in the prognosis of sepsis, and will be evaluated in a validation clinical study, called MINDSET (MultiMarker Index for the Risk Assessment of Sepsis in the Emergency Department), which is aimed at generating data in support of an FDA submission. This multi-center study is expected to commence in the spring of 2007.

Commenting on its kidney injury program, Biosite reported that it intends to perform additional investigational studies, beginning in the first quarter of 2007, prior to starting the KINGPIN (Kidney Injury Assessment Using NGAL in Cardiopulmonary Bypass Patients) validation trial. The KINGPIN trial, which is expected to commence once these investigational studies have been completed, is intended to generate data to support the use of the biomarker neutrophil gelatinase-associated lipocalin (NGAL) as a predictor of kidney injury following cardiovascular surgery in adults. Early data on NGAL from children suggest that the biomarker may be useful in evaluating the risk of kidney injury and the resulting loss of kidney function.

About Biosite Incorporated

Biosite Incorporated is a leading bio-medical company commercializing proteomics discoveries for the advancement of medical diagnosis. The Company’s products contribute to improvements in medical care by aiding physicians in the diagnosis of critical diseases and health conditions. TheBiosite® Triage® rapid diagnostic tests are used in more than 50 percent of U.S. hospitals and in more than 60 international markets. Information on Biosite can be found at www.biosite.com.

Investor Conference Call

Biosite will host an investor conference call to discuss financial results and research and development progress. The call will take place today, January 30, 2007, at 1:30 p.m. Pacific. A live webcast of the call can be accessed via the Internet at www.biosite.com. The phone number for U.S. callers is (866) 713-8562 and international callers is (617) 597-5310. The conference call code for the live call is 20195944. The call will be archived on the Biosite website for at least 21 days. The phone replay number is (888) 286-8010. International callers, please dial (617) 801-6888. Please reference the conference call code 88652592.

About Non-GAAP Financial Measures

This press release contains financial results that exclude the effects of FAS 123R, Share-Based Payment, which relates to stock-based compensation, and is not in accordance with U.S. generally accepted accounting principles (GAAP). The Company believes that this Non-GAAP financial measure provides meaningful supplemental information to both management and investors that is indicative of the Company’s core operating results and facilitates comparison of operating results across reporting periods. The Company has used this Non-GAAP measure for evaluating its financial results as well as for internal resource management, planning and

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forecasting purposes. This Non-GAAP measure should not be viewed in isolation from or as a substitute for the Company’s financial results in accordance with GAAP. Assumptions regarding the valuation of stock-based compensation and the timing of events, such as the issuance of new stock-based compensation awards and the realization of tax benefits, may differ from actual results.

Forward Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. Examples of forward-looking statements are financial targets and growth objectives and also include but are not limited to statements that are preceded by, followed by, or that include the words “will”; “believes”; “should”; “intend”; “anticipates”; “plans”; “expects”; “estimates”; or similar statements. Forward-looking statements in this press release include statements regarding the Company’s expected financial performance for the 2007 fiscal year, such as anticipated revenues, operating margins and earnings per share, the Company’s ability to achieve growth targets in the international and physician office markets, the Company’s ability to maintain market share for cardiovascular testing, the Company’s plans to initiate the proposed MINDSET and KINGPIN validation studies when expected, the Company’s plans to complete new studies intended to support regulatory filings relating to MPO and Triage CardioProfilER with MPO, as well as the Company’s plan to file a new Premarket Notification 510(k) for those potential new products when expected. Risks and uncertainties include risks associated with Biosite’s ability to commence and complete clinical trials as currently planned, Biosite’s ability to obtain regulatory approvals and complete other pre-market activities needed to launch new products as currently planned, Biosite’s ability to manufacture new products on a commercial scale and in accordance with acceptable quality standards, Biosite’s ability to effectively promote and market acceptance of any new products, the continued growth of the BNP market generally, including the physician office market, the Company’s ability to effectively expand sales activities outside the United States, and other risks associated with changing market conditions and the effect of competition from companies with greater capital and resources, including the impact on market pricing for BNP testing generally. Other risks that should be considered are detailed in the Company’s most recent Annual Report on Form 10-K and subsequent SEC filings. The Company disclaims, however, any intent or obligation to update these forward-looking statements. Copies of the Company’s SEC filings are available from the Investor Relations department or from the Company’s website.

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Biosite®, Cardio Profiler®, Triage® and New Dimensions in Diagnosis® are registered trademarks of Biosite Incorporated. MultiMarker Index™ is a trademark of Biosite Incorporated.

Xigris® is a registered trademark of Eli Lilly and Company.

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Biosite Incorporated
Unaudited Statements of Income Data - GAAP
(in thousands, except per share data and margins)

	Three months ended			Year ended
	December 31,			December 31,
	2006	2005	% Change	2006	2005	% Change

Total revenues:
Product sales	$75,621	$71,490	6%	$303,261	$282,772	7%
Contract revenue	1,230	931	32%	5,331	4,927	8%
Total revenues	76,851	72,421	6%	308,592	287,699	7%

Gross margin on product sales	68%	71%		69%	70%

Operating expenses:
Cost of product sales	23,992	20,953	15%	94,228	85,108	11%
Selling, general and administrative	24,189	19,828	22%	97,098	74,758	30%
Research and development	13,689	10,706	28%	53,043	42,215	26%
License and patent disputes	—	637	(100%)	3,142	1,977	59%
Total operating expenses	61,870	52,124	19%	247,511	204,058	21%

Operating income	14,981	20,297	(26%)	61,081	83,641	(27%)

Operating income as % of total revenue	19%	28%		20%	29%

Interest and other income, net	690	1,053	(34%)	4,244	2,722	56%

Income before provision for income taxes	15,671	21,350	(27%)	65,325	86,363	(24%)

Provision for income taxes	(5,197)	(7,654)	(32%)	(25,331)	(32,334)	(22%)

Net income	$10,474	$13,696	(24%)	$39,994	$54,029	(26%)

Diluted earnings per share	$0.60	$0.73	(18%)	$2.20	$2.92	(25%)

Diluted shares used in calculating per share amounts	17,571	18,773		18,186	18,505

Share-based compensation expense for stock options and the employee stock purchase plan recorded in accordance with FAS 123R for continuing operations:

Cost of product sales	$858	$—	$2,728	$—
Selling, general and administrative	3,577	—	15,100	—
Research and development	1,732	—	7,031	—
Subtotal	$6,167	$—	$24,859	$—
Tax benefit	(1,934)	—	(7,217)	—
Total	$4,233	$—	$17,642	$—

Biosite Incorporated
Unaudited Statements of Income Data - Non-GAAP
(in thousands, except per share data and margins)

NOTE: Non-GAAP results exclude the impact of FAS 123R, which relates to the expensing of non-cash stock-based compensation

	Three months ended			Year ended
	December 31,			December 31,
	2006	2005	% Change	2006	2005	% Change

Total revenues:
Product sales	$75,621	$71,490	6%	$303,261	$282,772	7%
Contract revenue	1,230	931	32%	5,331	4,927	8%
Total revenues	76,851	72,421	6%	308,592	287,699	7%

Gross margin on product sales	69%	71%		70%	70%

Operating expenses:
Cost of product sales	23,134	20,953	10%	91,500	85,108	8%
Selling, general and administrative	20,612	19,828	4%	81,998	74,758	10%
Research and development	11,957	10,706	12%	46,012	42,215	9%
License and patent disputes	—	637	(100)%	3,142	1,977	59%
Total operating expenses	55,703	52,124	7%	222,652	204,058	9%

Operating income	21,148	20,297	4%	85,940	83,641	3%

Operating income as % of total revenue	28%	28%		28%	29%

Interest and other income, net	690	1,053	(34)%	4,244	2,722	56%

Income before provision for income taxes	21,838	21,350	2%	90,184	86,363	4%

Provision for income taxes	(7,131)	(7,654)	(7)%	(32,548)	(32,334)	1%

Net income	$14,707	$13,696	7%	$57,636	$54,029	7%

Diluted earnings per share	$0.85	$0.73	16%	$3.21	$2.92	10%

Diluted shares used in calculating per share amounts	17,271	18,773		17,936	18,505

Biosite Incorporated
Unaudited Reconciliation of Consolidated Statements of Income Data - Non-GAAP to
Consolidated Statements of Income Data - GAAP
(in thousands, except per share data and margins

	Three months ended				Three months ended
	December 31, 2006				December 31, 2005
	Non-GAAP	Adjmts		GAAP	Non-GAAP	Adjmts	GAAP

Total revenues:
Product sales	$75,621	$—		$75,621	$71,490	$—	$71,490
Contract revenue	1,230	—		1,230	931	—	931
Total revenues	76,851	—		76,851	72,421	—	72,421

Gross margin on product sales	69%	(1)%		68%	71%	0%	71%

Operating expenses:
Cost of product sales	23,134	858	[a]	23,992	20,953	—	20,953
Selling, general and administrative	20,612	3,577	[a]	24,189	19,828	—	19,828
Research and development	11,957	1,732	[a]	13,689	10,706	—	10,706
License and patent disputes	—	—		—	637	—	637
Total operating expenses	55,703	6,167		61,870	52,124	—	52,124

Operating income	21,148	(6,167)		14,981	20,297	—	20,297

Operating income as % of total revenue	28%	(9)%		19%	28%	0%	28%

Interest and other income, net	690	—		690	1,053	—	1,053

Income before provision for income taxes	21,838	(6,167)		15,671	21,350	—	21,350

Provision for income taxes	(7,131)	1,934	[a]	(5,197)	(7,654)	—	(7,654)

Net income	$14,707	$(4,233)		$10,474	$13,696	$—	$13,696

Diluted earnings per share	$0.85	$(0.25)		$0.60	$0.73	$—	$0.73

Diluted shares used in calculating per share amounts	17,271	300		17,571	18,773	—	18,773

[a]             Adjustments to exclude from Non-GAAP financial measures the impact of FAS 123R, which relates to the expensing of non-cash stock-based compensation, beginning the first quarter of 2006

Biosite Incorporated
Unaudited Reconciliation of Consolidated Statements of Income Data - Non-GAAP to
Consolidated Statements of Income Data - GAAP
(in thousands, except per share data and margins

	Year ended				Year ended
	December 31, 2006				December 31, 2005
	Non-GAAP	Adjmts		GAAP	Non-GAAP	Adjmts	GAAP

Total revenues:
Product sales	$303,261	$—		$303,261	$282,772	$—	$282,772
Contract revenue	5,331	—		5,331	4,927	—	4,927
Total revenues	308,592	—		308,592	287,699	—	287,699

Gross margin on product sales	70%	(1)%		69%	70%	0%	70%

Operating expenses:
Cost of product sales	91,500	2,728	[a]	94,228	85,108	—	85,108
Selling, general and administrative	81,998	15,100	[a]	97,098	74,758	—	74,758
Research and development	46,012	7,031	[a]	53,043	42,215	—	42,215
License and patent disputes	3,142	—		3,142	1,977	—	1,977
Total operating expenses	222,652	24,859		247,511	204,058	—	204,058

Operating income	85,940	(24,859)		61,081	83,641	—	83,641

Operating income as % of total revenue	28%	(8)%		20%	29%	0%	29%

Interest and other income, net	4,244	—		4,244	2,722	—	2,722

Income before provision for income taxes	90,184	(24,859)		65,325	86,363	—	86,363

Provision for income taxes	(32,548)	7,217	[a]	(25,331)	(32,334)	—	(32,334)

Net income	$57,636	$(17,642)		$39,994	$54,029	$—	$54,029

Diluted earnings per share	$3.21	$(1.01)		$2.20	$2.92	$—	$2.92

Diluted shares used in calculating per share amounts	17,936	250		18,186	18,505	—	18,505

[a]             Adjustments to exclude from Non-GAAP financial measures the impact of FAS 123R, which relates to the expensing of non-cash stock-based compensation, beginning the first quarter of 2006

Biosite Incorporated

Selected Product Data

(In thousands, except margins and %’s)

Sales by Product:

	Q1 2005	Q2 2005	Q3 2005	Q4 2005	Q1 2006	Q2 2006	Q3 2006	Q4 2006
Triage® Drugs of Abuse Products	$10,283	$11,341	$12,408	$11,018	$11,547	$10,464	$11,444	$10,836
Triage Cardiac Panel	5,985	6,439	7,142	6,629	6,616	7,188	6,902	7,606
Triage BNP Tests	49,771	49,058	43,892	46,893	52,564	50,678	45,531	47,620
Triage Profiler Products	1,946	2,226	2,852	3,465	4,036	4,598	5,735	5,743
Triage D-Dimer Test	131	481	757	1,489	1,417	1,450	1,616	1,852
Triage Parasite Panel	255	283	355	269	286	337	377	360
Triage C. difficile Panel	1,349	1,377	942	988	1,029	1,088	1,022	977
Triage Meters	776	693	538	724	625	539	458	602
Triage Stroke Panel (EU)	—	—	2	15	37	30	26	25
Total Product Sales	$70,496	$71,898	$68,888	$71,490	$78,157	$76,372	$73,111	$75,621

International Sales:

	Q1 2005	Q2 2005	Q3 2005	Q4 2005	Q1 2006	Q2 2006	Q3 2006	Q4 2006
International Sales as % of Product Sales	13%	12%	12%	13%	14%	15%	14%	16%
BNP International Sales as % of BNP Total Sales	10%	9%	9%	10%	11%	11%	10%	13%

Margin by Product Type (a), (b):

	Q1 2005	Q2 2005	Q3 2005	Q4 2005	Q1 2006	Q2 2006	Q3 2006	Q4 2006
Triage Drugs of Abuse Product Line	82%	78%	82%	81%	79%	77%	73%	78%
Triage Cardiovascular Product Line (incl. BNP)	72%	69%	69%	70%	71%	70%	68%	69%

(a)             These margins do not include all products.  The Triage Meters, Triage Micro Product Line and Triage Stroke Panel are not included.

(b)            Includes the impact of FAS 123R, which relates to the expensing of non-cash stock-based compensation, beginning the first quarter of 2006

Biosite Incorporated

Unaudited Balance Sheet Data - GAAP

(In thousands)

	December 31, 2006	December 31, 2005
	Unaudited
Assets
Cash, cash equivalents & marketable securities	$64,229	$132,412
Accounts receivable	33,613	30,303
Inventories	33,154	32,627
Other current assets	14,603	9,422
Total current assets	145,599	204,764

Property, equipment and leasehold improvements, net	157,945	151,018
Patents and license rights, net	9,399	4,764
Other assets	13,644	7,380
Total assets	$326,587	$367,926

Liabilities and Stockholders’ Equity
Current liabilities	$34,669	$39,104
Long-term liabilities	11,763	13,457
Stockholders’ equity	280,155	315,365
Total liabilities and stockholders’ equity	$326,587	$367,926

Biosite Incorporated

Guidance Data - GAAP

(In thousands, except per share data, margins and %’s)

The financial guidance provided below is an estimate based on information available as of January 30, 2007. The Company’s future performance and financial results are subject to risks and uncertainties, and actual results could differ materially from the guidance set forth below.  Some of the factors that could affect the Company’s actual financial results are stated above in the section entitled “Forward Looking Statements” and in the Company’s filings with the SEC.  The Company assumes no obligation to update the guidance set forth below.

	Year ended
	December 31,
	2007 Guidance	2006	% Change

BNP product sales	$200,500	$196,393	2.1%
Total product sales	$321,000	$303,261	5.8%

Total revenues	$326,000	$308,592	5.6%

International sales % of total product sales	18.0%	14.7%	3.3	%(a)

Gross margin on product sales	68.5%	68.9%	(0.4	)%(a)

Operating expenses (excl. Cost of sales) % of revenues	49.5%	49.7%	(0.2	)%(a)

Operating income as % of total revenues	19.5%	19.8%	(0.3	)%(a)

Diluted earnings per share	$2.33	$2.20	5.9%

Income tax rate	40.5%	38.8%	1.7	%(a)

Cash flow from operations	$80,000	$75,089	6.5%

(a)             Percentage point change